UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2009

THE SINGING MACHINE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24968	95-3795478
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6601 Lyons Road, Bldg. A-7, Coconut Creek, Florida 33073
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (954) 596-1000

Copies to:
Gary Atkinson, Esq.
General Counsel
6601 Lyons Road, Bldg. A-7
Coconut Creek, FL 33073
954-596-1000 (phone)
954-596-2000 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 14, 2009, SMC Logistics, Inc. (“SMC-L”), a wholly owned subsidiary of The Singing Machine Company, Inc. (the “Company”) renewed its service and logistic agreement with Starlite Consumer Electronics (USA), Inc. (“Starlite USA”), an indirect wholly-owned subsidiary of Starlight International Holdings Ltd., and Cosmo Communications Corporation (“Cosmo”) to provide logistics, fulfillment, and warehousing services for Starlite USA and Cosmo’s domestic sales.  For these services, Starlite USA and Cosmo have agreed to pay the Company an annual service fee of $1,000,000, payable monthly beginning August 1, 2009 and expiring one year thereafter.

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit Number	Description
99.1	Logistics Agreement dated September 14, 2009 by and among The Singing Machine Company, Inc., Starlite Consumer Electronics (USA), Inc., and Cosmo Communications Corp. (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SINGING MACHINE, COMPANY, INC.

Date: September 15, 2009	/s/ Anton Handal
Anton Handal
Chief Executive Officer